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                                                                       Exhibit 5

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
                                  SULLIVAN & WORCESTER LLP
                                   ONE POST OFFICE SQUARE
                                 BOSTON, MASSACHUSETTS 02109
                                       (617) 338-2800
                                    FAX NO. 617-338-2880
      IN WASHINGTON, D.C.                                         IN NEW YORK CITY
 1025 CONNECTICUT AVENUE, N.W.                                    767 THIRD AVENUE
    WASHINGTON, D.C. 20036                                    NEW YORK, NEW YORK 10017
        (202) 775-8190                                             (212) 486-8200
     FAX NO. 202-293-2275                                       FAX NO. 212-758-2151
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                                             June 30, 1998

American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts  02116

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by American Tower Corporation (formerly American Tower Systems Corporation), a Delaware Corporation ("American Tower"), of 26,252,625 shares (the "Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 22,386,602 of which Shares (including those of which may be issued pursuant to the over-allotment option contained in the Registration Statement hereinafter referred to) are to be offered by American Tower and 3,866,023 of which Shares are to be offered by the Selling Stockholders (described in the Registration Statement), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to American Tower's registration statement on Form S-1 (the "Registration Statement").

     We have acted as counsel to American Tower in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of American Tower, and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

     The authorized capital stock of American Tower consists of 20,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), the relative designations, preferences, rights and restrictions of which are to be designated from time to time by the Board of Directors of American Tower, 200,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock, par value $.01 per share, and 10,000,000 shares of Class C Common Stock, par value $.01 per share (collectively, the "Common Stock").

     Based on and subject to the foregoing, we are of the opinion that: (a) the Shares have been duly and validly authorized by American Tower; (b) with respect to the Shares to be
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American Tower Corporation
June 30, 1998
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offered by the Selling Stockholders, all necessary actions on the part of
American Tower in connection with the issuance of said Shares have been taken and said Shares are validly issued, fully paid and non-assessable; and (c) with respect to the Shares to be offered by American Tower, all necessary actions on the part of American Tower in connection therewith have been taken and, upon delivery to the underwriters against payment therefor in accordance with the terms of the Underwriting Agreement to be entered into among American Tower, the Selling Stockholders, Credit Suisse First Boston Corporation, BT Alex. Brown Incorporated, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Smith Barney Inc., said Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Validity of the Shares." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the Rules and Regulations of the Commission promulgated thereunder.


                                    Very truly yours,



                                    SULLIVAN & WORCESTER LLP